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                                                                    EXHIBIT 12.1

                              VANSTAR CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                                         FISCAL YEAR ENDED    SEVEN MONTHS    FISCAL YEAR ENDED
                                                           SEPTEMBER 30,          ENDED           APRIL 30,
                                                        --------------------    APRIL 30,    --------------------  SIX MONTHS ENDED
                                                          1992       1993         1994         1995       1996     OCTOBER 31, 1996
                                                        ---------  ---------  -------------  ---------  ---------  -----------------
Earnings:
  Income from continuing operations before provision
    for income taxes..................................  $ (96,514) $ (25,492)   $ (11,615)   $   2,149  $  12,782      $  34,078
  Add:
    Interest expense..................................     21,337     23,045       12,789       32,555     35,804         10,892
    Portion of rents representative of the interest
      factor..........................................      4,033      5,067        2,900        4,733      4,600          2,929
                                                        ---------  ---------  -------------  ---------  ---------        -------
      Earnings........................................  $ (71,144) $   2,620    $   4,074    $  39,437  $  53,186      $  47,899
                                                        ---------  ---------  -------------  ---------  ---------        -------
                                                        ---------  ---------  -------------  ---------  ---------        -------
Fixed charges:
  Interest expense....................................  $  21,337  $  23,045    $  12,789    $  32,555  $  35,804      $  10,892
  Portion of rents representative of the interest
    factor............................................      4,033      5,067        2,900        4,733      4,600          2,929
                                                        ---------  ---------  -------------  ---------  ---------        -------
    Total fixed charges...............................  $  25,370  $  28,112    $  15,689    $  37,288  $  40,404      $  13,821
                                                        ---------  ---------  -------------  ---------  ---------        -------
                                                        ---------  ---------  -------------  ---------  ---------        -------
Ratio of earnings to fixed charges....................     --           0.09         0.26         1.06       1.32           3.47
                                                        ---------  ---------  -------------  ---------  ---------        -------
                                                        ---------  ---------  -------------  ---------  ---------        -------
Excess (deficiency) of earnings over fixed charges....  $ (96,514) $ (25,492)   $ (11,615)   $   2,149  $  12,782      $  34,078
                                                        ---------  ---------  -------------  ---------  ---------        -------
                                                        ---------  ---------  -------------  ---------  ---------        -------
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